Exhibit 99.1

United Fire Group, Inc. Announces Its 2016 Third Quarter Earnings Call
CEDAR RAPIDS, IOWA-October 11, 2016-United Fire Group, Inc. (Nasdaq: UFCS) (the "Company", "UFG", "we", or "our") announced today that its 2016 third quarter earnings results will be released before the market opens on November 2, 2016. An earnings call will be held at 9:00 a.m. central time on that date to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company's 2016 third quarter results.
Teleconference: Dial-in information for the call is toll-free 1-844-492-3723 (international 1-412-542-4184). Participants should request to join the United Fire Group call. The event will be archived and available for digital replay through November 16, 2016. The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code no. 10094325.
Webcast: A webcast of the teleconference can be accessed at the Company's investor relations page at http://ir.unitedfiregroup.com/event or http://services.choruscall.com/links/ufcs161102.The archived audio webcast will be available until November 16, 2016.
Transcript: A transcript of the teleconference will be available on the Company's website soon after the completion of the teleconference.
About UFG: Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance, and selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 46 states, plus the District of Columbia, and we are represented by approximately 1,200 independent agencies. A.M. Best Company assigns a rating of "A" (Excellent) for members of the United Fire & Casualty Group.
Our subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,350 independent life agencies and rated "A-" (Excellent) by A.M. Best Company.
For more information about UFG visit www.ufginsurance.com.

Contact: Randy Patten, AVP of Finance and Investor Relations, 319-286-2537 or rpatten@unitedfiregroup.com